NEWS RELEASE
August 4, 2022

KAMAN REPORTS SECOND QUARTER 2022 RESULTS

Second Quarter 2022 Highlights:

•Continued confidence in full year outlook for earnings, EBITDA and free cash flow while reducing 2022 outlook for sales
•Consolidated backlog growth year to date of 11% to $775 million driven by Engineered Products
•Executing on our growth strategy with agreement to acquire Parker-Hannifin Aircraft Wheel & Brake
•Net sales: $161 million
•Gross Margin: 32.4%
•Net earnings: $4.1 million
•Adjusted EBITDA*: $16.4 million; Adjusted EBITDA margin*: 10.2%
•Diluted earnings per share: $0.14 per share, $0.31 per share adjusted*

Table 1. Summary of Financial Results (unaudited)
Thousands of U.S. dollars (except share data)	Three Months Ended			Six Months Ended
	July 1, 2022	April 1, 2022	July 2, 2021	July 1, 2022	July 2, 2021
Net sales	$160,766	$158,048	$182,394	$318,814	$354,010
Net earnings	4,064	4,028	11,856	8,092	19,840
Adjusted EBITDA*	16,429	12,186	26,944	28,615	44,057
Adjusted EBITDA margin*	10.2%	7.7%	14.8%	9.0%	12.4%
Diluted earnings per share	$0.14	$0.14	$0.42	$0.29	$0.71
Adjusted diluted earnings per share*	0.31	0.15	0.56	0.46	0.85
*See the end of this release for an explanation of the Company's use of Adjusted EBITDA, Adjusted EBITDA margin, Free cash flow and Adjusted diluted earnings per share. See tables 6-13 for reconciliations to the most comparable GAAP measure.

BLOOMFIELD, Conn. (August 4, 2022) - Kaman Corp. (NYSE:KAMN) today reported financial results for the second fiscal quarter ended July 1, 2022.

“Overall performance was in line with our expectations with sales and margin improvement anticipated in the second half of the year. Order rates continue to be strong for our most profitable products and we continue to benefit from the recovery of the commercial aerospace market with Kaman sales increasing to Boeing and Airbus, for the fourth quarter in a row. In May, we executed on our growth strategy with a definitive agreement to acquire Parker-Hannifin’s Aircraft Wheel & Brake business. This acquisition, which is expected to close in the second half of the year, will expand the breadth of our product offerings, increase our exposure to attractive markets and drive meaningful margin and cash flow accretion,” said Ian K. Walsh, Chairman, President and Chief Executive Officer.

“In the second quarter, our largest and most profitable segment, Engineered Products, benefited from growing demand for bearings in the commercial, business and general aviation markets and for seals, springs and contacts in medical applications. We continued to demonstrate growth with an increase of more than 10 percent in sales, 25 percent in Adjusted EBITDA and approximately 300 basis points in EBITDA margin compared to both last quarter and the second quarter of 2021. Persistent demand is supporting robust order rates with backlog growing broadly across these businesses, increasing 33 percent since the beginning of the year to $225 million.”

“In Precision Products, sales and margin declined during the quarter mostly in our fuze programs; however, we are on target to meet our fuze delivery plan for the year. We continue to focus on the transformation of this segment, increasing investment in our air vehicles program. In June, we announced a $10 million equity investment in Near Earth Autonomy which will accelerate the development of autonomous technology in our unmanned aerial systems. We have been working with Near Earth for several years and are excited about this opportunity in a growing autonomy market. Additionally, we are still on target for a full scale model demonstration of our new KARGO UAV unmanned aerial system later this year.”

“In our Structures segment, quarterly results were impacted by a disruption of incoming materials due to a fire at one of our suppliers. We expect a partial recovery and improved performance over the course of the year. The facilities consolidation to optimize our cost structure is progressing and we are focusing on winning new business opportunities in complex structural programs,” said Walsh.

Outlook

"Persistently high demand is driving steady growth in our revenue, margins and backlog for bearings, seals, springs and contacts products in Engineered Products. A significant portion of our sales expectations for the remainder of the year is already in backlog, which gives us confidence in the expected performance for this segment in the third and fourth quarter. Based upon lower than expected order rates in our Structures segment and current pressure from foreign exchange rates, we are revising our sales outlook downward slightly for the full year. The strength in order activity, diversity of our end markets and focus on operations excellence give us confidence in meeting our earnings, EBITDA and free cash flow for the full year 2022, excluding the benefit of the Aircraft Wheel & Brake acquisition."

"Over the long term, Kaman is in a great position to provide meaningful shareholder returns through M&A and organic growth. In addition to the Aircraft Wheel & Brake acquisition, we continue to invest in our products and will consider smaller M&A opportunities that are tightly aligned with our long term strategy. We will remain disciplined in our approach to capital allocation and thoughtful in our strategy to achieve top quartile EBITDA margin, free cash flow and return on invested capital,” Walsh said.

See Table 5 of this release for an updated outlook summary for 2022.

KAMAN BUSINESS RESULTS DISCUSSION
Kaman manages its portfolio through three segments: (1) Engineered Products; (2) Precision Products; and (3) Structures.

Engineered Products - Our Engineered Products segment serves the aerospace and defense, industrial and medical markets providing sophisticated, proprietary aircraft bearings and components; super precision, miniature ball bearings; and proprietary spring energized seals, springs and contacts.

Table 2. Engineered Products Results
Thousands of U.S. dollars	Three Months Ended			Six Months Ended
	July 1, 2022	April 1, 2022	July 2, 2021	July 1, 2022	July 2, 2021
Net sales	$89,765	$81,452	$78,956	$171,217	$150,735
Operating income	15,467	11,042	9,758	26,509	14,664
Adjusted EBITDA	21,614	17,269	16,337	38,883	27,833
Adjusted EBITDA margin	24.1%	21.2%	20.7%	22.7%	18.5%

Three months ended July 1, 2022 versus three months ended April 1, 2022 - Operating income increased $4.4 million, Adjusted EBITDA increased $4.3 million and margin increased 290 basis points versus the first quarter of 2022. Compared to the prior period, results improved primarily due to increased sales of bearings and both increased sales and margins of products used in medical end markets and engine aftermarket products.

Three months ended July 1, 2022 versus three months ended July 2, 2021 - Operating income increased $5.7 million, Adjusted EBITDA increased $5.3 million and margin increased 340 basis points versus the second quarter of 2021. Results improved compared to the same period last year driven by increased sales of commercial aerospace bearings. Both sales and margins increased for seals, springs and contacts used in products for medical and industrial applications as well as for engine aftermarket products.

Precision Products - Our Precision Products segment serves the aerospace and defense markets providing precision safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; restoration, modification and support of our SH-2G Super Seasprite maritime helicopters; manufacture and support of our heavy lift K-MAX® manned helicopter, the K-MAX TITAN unmanned aerial system and the KARGO UAV unmanned aerial system, a purpose built autonomous medium lift logistics vehicle.

Table 3. Precision Products Results
Thousands of U.S. dollars	Three Months Ended			Six Months Ended
	July 1, 2022	April 1, 2022	July 2, 2021	July 1, 2022	July 2, 2021
Net sales	$41,267	$47,549	$71,539	$88,816	$132,072
Operating income	2,550	3,409	19,429	5,959	32,482
Adjusted EBITDA	3,593	4,440	20,483	8,033	34,567
Adjusted EBITDA margin	8.7%	9.3%	28.6%	9.0%	26.2%

Three months ended July 1, 2022 versus three months ended April 1, 2022 - Operating income decreased $0.9 million, Adjusted EBITDA decreased $0.8 million and margin decreased 60 basis points versus the first quarter of 2022. Compared to the prior period, results declined primarily due to lower sales and associated gross profit for our fuze programs partially offset by increased sales and margins for K-MAX® spares and support as well as for our SH-2 program.

Three months ended July 1, 2022 versus three months ended July 2, 2021 - Operating income decreased $16.9 million, Adjusted EBITDA decreased $16.9 million and margin decreased significantly versus the second quarter of 2021. Results declined compared to the same period last year, primarily due to lower sales and associated gross profit for our JPF program as the second quarter 2021 had a much larger volume.

Structures - Our Structures segment serves the aerospace and defense and medical end markets providing sophisticated complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft, and medical imaging solutions.

Table 4. Structures Results
Thousands of U.S. dollars	Three Months Ended			Six Months Ended
	July 1, 2022	April 1, 2022	July 2, 2021	July 1, 2022	July 2, 2021
Net sales	$29,734	$29,047	$31,899	$58,781	$71,203
Operating income (loss)	(830)	(617)	(1,521)	(1,447)	(1,201)
Adjusted EBITDA	57	289	(666)	346	515
Adjusted EBITDA margin	0.2%	1.0%	(2.1)%	0.6%	0.7%

Three months ended July 1, 2022 versus three months ended April 1, 2022 - Operating loss, Adjusted EBITDA and margin were relatively unchanged compared to the first quarter of 2022. Results were partially impacted by a disruption of incoming material due to a fire at one of our suppliers in the second quarter 2022 and the wind down of the AH-1Z program. This was mostly offset by higher medical imaging sales and margins.

Three months ended July 1, 2022 versus three months ended July 2, 2021 - Operating loss decreased $0.7 million, Adjusted EBITDA increased $0.7 million and margin increased 230 basis points versus the second quarter of 2021. Compared to the prior period, sales and margins were higher on our Rolls Royce and imaging programs, partially offset by a disruption of incoming material in the second quarter of 2022 due to a fire at one of our suppliers.

Please see the MD&A section of the Company's Form 10-Q filed with the Securities and Exchange Commission concurrently with the issuance of this release for greater detail on our results and various company programs.

OUTLOOK

Table 5. Outlook
Millions of U.S. dollars (except share data)	2022 Outlook
	Low End	High End
Net Sales	$700	$715
Earnings from continuing operations	$49	$53
Adjusted EBITDA	$94	$99
Adjusted EBITDA margin	13.4%	13.8%
Adjusted diluted earnings per share	$1.75	$1.90
Cash flow from operating activities	$65	$75
Adjusted free cash flow	$40	$50

Please see the supplemental presentation relating to the second quarter 2022 on our Company's website for a full outlook summary.

CONFERENCE CALL
A webcast and conference call has been scheduled for tomorrow, August 5, 2022, at 8:30 AM ET. Participants must register for the teleconference. Once registration is complete, participants will be provided with a dial-in number containing a personalized PIN to access the call. While not required, it is recommended that participants join 10 minutes prior to the event start. A live webcast will be available during the call and a replay will be available two hours after the call. Registration and webcast can be accessed at www.kaman.com/investors/quarterly-earnings-calls. In its discussion, management may reference certain non-GAAP financial measures related to company performance. A reconciliation of that information to the most directly comparable GAAP measures is provided in this release. In addition, a supplemental presentation relating to the second quarter 2022 results will be posted to the Company’s website prior to the earnings call at www.kaman.com/investors/quarterly-earnings-calls.

ABOUT KAMAN CORPORATION
Kaman Corporation, founded in 1945 by aviation pioneer Charles H. Kaman, and headquartered in Bloomfield, Connecticut, conducts business in the aerospace & defense, industrial and medical markets. Kaman produces and markets proprietary aircraft bearings and components; super precision, miniature ball bearings; proprietary spring energized seals, springs and contacts; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; restoration, modification and support of our SH-2G Super Seasprite maritime helicopters; manufacture and support of our heavy lift K-MAX® manned helicopter, the K-MAX TITAN unmanned helicopter and the KARGO UAV unmanned aerial system, a purpose built autonomous medium lift logistics vehicle. More information is available at www.kaman.com.

NON-GAAP MEASURES DISCLOSURE
Management believes that the Non-GAAP financial measures (i.e. financial measures that are not computed in accordance with Generally Accepted Accounting Principles) used in this release or in other disclosures provide important perspectives into the Company's ongoing business performance. The Company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define the measures differently. We define the Non-GAAP measures used in this release and other disclosures as follows:

Adjusted EBITDA and Adjusted EBITDA margin - Adjusted EBITDA for the consolidated company results is defined as net earnings before interest, taxes, other expense (income), net, depreciation and amortization and certain items that are not indicative of the operating performance of the Company for the periods presented. Adjusted EBITDA for the segments is defined as operating income before depreciation and amortization. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percent of Net sales. Management believes Adjusted EBITDA and Adjusted EBITDA margin provide an additional perspective on the operating results of the organization and its earnings capacity and helps improve the comparability of our results between periods because they provide a view of our operations that excludes items that management believes are not reflective of operating performance, such as items traditionally removed from net earnings in the calculation of EBITDA as well as Other expense (income), net and certain items that are not indicative of the operating performance of the Company for the period presented. Adjusted EBITDA and Adjusted EBITDA margin are not presented as an alternative measure of operating performance, as determined in accordance with GAAP. The following tables illustrate the calculation of Adjusted EBITDA:

Table 6. Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)
	Three Months Ended
Thousands of U.S. dollars	July 1, 2022
	Consolidated	Engineered Products	Precision Products	Structures	Corp/Elims**
Net sales	$160,766	$89,765	$41,267	$29,734	$—

Net earnings	4,064

Interest expense, net	1,993
Income tax expense (benefit)	557
Non-service pension and post retirement benefit income	(5,024)
Other expense (income), net	690
Operating income (loss)	$2,280	$15,467	$2,550	$(830)	$(14,907)
Depreciation and amortization	8,822	6,147	1,043	887	745
Restructuring and severance costs	2,927	—	—	—	2,927
Cost associated with corporate development activities	2,400	—	—	—	2,400
Other Adjustments	$14,149	$6,147	$1,043	$887	$6,072

Adjusted EBITDA	$16,429	$21,614	$3,593	$57	$(8,835)
Adjusted EBITDA margin	10.2%	24.1%	8.7%	0.2%
**Corp/Elims Operating income (loss) represents the Corporate office expenses and $2.9 million of unallocated expenses that are shown on the Consolidated Statement of Earnings as their own line items.

Table 7. Adjusted EBITDA and Adjusted EBITDA margin (unaudited)
	Three Months Ended
Thousands of U.S. dollars	April 1, 2022
	Consolidated	Engineered Products	Precision Products	Structures	Corp/Elims**
Net sales	$158,048	$81,452	$47,549	$29,047	$—

Net earnings	4,028

Interest expense, net	2,481
Income tax expense (benefit)	1,307
Non-service pension and post retirement benefit income	(5,263)
Other expense (income), net	504
Operating income (loss)	$3,057	$11,042	$3,409	$(617)	$(10,777)
Depreciation and amortization	8,832	6,227	1,031	906	668
Restructuring and severance costs	169	—	—	—	169
Cost associated with corporate development activities	128	—	—	—	128
Other Adjustments	$9,129	$6,227	$1,031	$906	$965

Adjusted EBITDA	$12,186	$17,269	$4,440	$289	$(9,812)
Adjusted EBITDA margin	7.7%	21.2%	9.3%	1.0%
**Corp/Elims Operating income (loss) represents the Corporate office expenses and $0.2 million of unallocated expenses that are shown on the Consolidated Statement of Earnings as their own line items.

Table 8. Adjusted EBITDA and Adjusted EBITDA margin (unaudited)
	Three Months Ended
Thousands of U.S. dollars	July 2, 2021
	Consolidated	Engineered Products	Precision Products	Structures	Corp/Elims**
Net sales	$182,394	$78,956	$71,539	$31,899	$—

Net earnings	11,856

Interest expense, net	4,335
Income tax expense (benefit)	5,502
Non-service pension and post retirement benefit income	(6,577)
Income from TSA	(442)
Other expense (income), net	158
Operating income (loss)	$14,832	$9,758	$19,429	$(1,521)	$(12,834)
Depreciation and amortization	9,182	6,579	1,054	855	694
Restructuring and severance costs	1,516	—	—	—	1,516
Costs associated with corporate development activities	415	—	—	—	415
Costs from transition service agreement	999	—	—	—	999
Other Adjustments	$12,112	$6,579	$1,054	$855	$3,624

Adjusted EBITDA	$26,944	$16,337	$20,483	$(666)	$(9,210)
Adjusted EBITDA margin	14.8%	20.7%	28.6%	(2.1)%
**Corp/Elims Operating income (loss) represents the Corporate office expenses and $2.5 million of unallocated expenses that are shown on the Consolidated Statement of Earnings as their own line items.

Table 9. Adjusted EBITDA and Adjusted EBITDA margin (unaudited)
	Six Months Ended
Thousands of U.S. dollars	July 1, 2022
	Consolidated	Engineered Products	Precision Products	Structures	Corp/Elims**
Net sales	$318,814	$171,217	$88,816	$58,781	$—

Net earnings	8,092

Interest expense, net	4,474
Income tax expense (benefit)	1,864
Non-service pension and post retirement benefit income	(10,287)
Other expense (income), net	1,194
Operating income (loss)	$5,337	$26,509	$5,959	$(1,447)	$(25,684)
Depreciation and amortization	17,654	12,374	2,074	1,793	1,413
Restructuring and severance costs	3,096	—	—	—	3,096
Cost associated with corporate development activities	2,528	—	—	—	2,528
Other Adjustments	$23,278	12,374	2,074	1,793	7,037

Adjusted EBITDA	$28,615	38,883	8,033	346	(18,647)
Adjusted EBITDA margin	9.0%	22.7%	9.0%	0.6%
**Corp/Elims Operating income (loss) represents the Corporate office expenses and $3.2 million of unallocated expenses that are shown on the Consolidated Statement of Earnings as their own line items.

Table 10. Adjusted EBITDA and Adjusted EBITDA margin (unaudited)
	Six Months Ended
Thousands of U.S. dollars	July 2, 2021
	Consolidated	Engineered Products	Precision Products	Structures	Corp/Elims**
Net sales	$354,010	$150,735	$132,072	$71,203	$—

Net earnings	$19,840

Interest expense, net	8,586
Income tax expense (benefit)	5,709
Non-service pension and post retirement benefit income	(13,220)
Income from TSA	(917)
Other expense (income), net	447
Operating income (loss)	$20,445	$14,664	$32,482	$(1,201)	$(25,500)
Depreciation and amortization	18,391	13,169	2,085	1,716	1,421
Restructuring and severance costs	2,868	—	—	—	2,868
Costs from transition service agreement	1,704	—	—	—	1,704
Cost associated with corporate development activities	415	—	—	—	415
Loss on sale of business	234	—	—	—	234
Other Adjustments	$23,612	$13,169	$2,085	$1,716	$6,642

Adjusted EBITDA	$44,057	$27,833	$34,567	$515	$(18,858)
Adjusted EBITDA margin	12.4%	18.5%	26.2%	0.7%

**Corp/Elims Operating income (loss) represents the Corporate office expenses and $4.8 million of unallocated expenses that are shown on the Consolidated Statement of Earnings as their own line items.

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share - Adjusted net earnings and adjusted diluted earnings per share are defined as GAAP "Net earnings" and "Diluted earnings per share", less items that are not indicative of the operating performance of the business for the periods presented. Management uses adjusted net earnings and adjusted diluted earnings per share to evaluate performance period over period, to analyze the underlying trends in our business and to assess its performance relative to its competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance. The following table illustrates the calculation of adjusted net earnings and adjusted diluted earnings per share:

Table 11. Adjusted Net Earnings and Adjusted Diluted Earnings per Share (unaudited)
Thousands of U.S. dollars (except share data)
	Three Months Ended			Three Months Ended
	July 1, 2022			July 2, 2021
	Pre-Tax	Tax-Effected	Diluted EPS	Pre-Tax	Tax-Effected	Diluted EPS
Net earnings	$4,621	$4,064	$0.14	$17,358	$11,856	$0.42

Adjustments:
Restructuring and severance costs	2,927	2,574	0.09	1,516	1,194	0.04
Costs associated with corporate development activities	2,400	2,111	0.08	415	327	0.01
Costs from transition services agreement	—	—	—	999	787	0.03
Income from transition services agreement	—	—	—	(442)	(348)	(0.01)
Tax benefit on sale of UK operations	—	—	—	1,799	1,799	0.07
Adjustments	$5,327	$4,685	$0.17	$4,287	$3,759	$0.14

Adjusted net earnings	$9,948	$8,749	$0.31	$21,645	$15,615	$0.56

Diluted weighted average shares outstanding			28,059			27,913

				Three Months Ended
				April 1, 2022
				Pre-Tax	Tax-Effected	Diluted EPS
Net earnings				$5,335	$4,028	$0.14

Adjustments:
Restructuring and severance costs				169	128	0.01
Costs associated with corporate development activities				128	97	—
Adjustments				$297	$225	$0.01

Adjusted net earnings				$5,632	$4,253	$0.15

Diluted weighted average shares outstanding						28,082

Table 12. Adjusted Net Earnings and Adjusted Diluted Earnings per Share (unaudited)
Thousands of U.S. dollars (except share data)
	Six Months Ended			Six Months Ended
	July 1, 2022			July 2, 2021
	Pre-Tax	Tax-Effected	Diluted EPS	Pre-Tax	Tax-Effected	Diluted EPS
Net earnings	$9,956	$8,092	$0.29	$25,549	$19,840	$0.71

Adjustments:
Restructuring and severance costs	3,096	2,702	0.09	2,868	2,272	0.08
Costs associated with corporate development activities	2,528	2,208	0.08	415	329	0.01
Costs from transition services agreement	—	—	—	1,704	1,350	0.05
Income from transition services agreement	—	—	—	(917)	(726)	(0.02)
Tax expense on sale of UK operations	—	—	—	287	287	0.01
Loss on sale of business	—	—	—	234	234	0.01
Adjustments	$5,624	$4,910	$0.17	$4,591	$3,746	$0.14

Adjusted net earnings	$15,580	$13,002	$0.46	$30,140	$23,586	$0.85

Diluted weighted average shares outstanding			28,071			27,890

Free Cash Flow - Free cash flow is defined as GAAP “Net cash provided by (used in) operating activities” in a period less “Expenditures for property, plant & equipment” in the same period. Management believes free cash flow provides an important perspective on our ability to generate cash from our business operations and, as such, that it is an important financial measure for use in evaluating the Company's financial performance. Free cash flow should not be viewed as representing the residual cash flow available for discretionary expenditures such as dividends to shareholders or acquisitions. Management uses free cash flow internally to assess overall liquidity. The following table illustrates the calculation of free cash flow.

Table 13. Free Cash Flow (unaudited)
Thousands of U.S. dollars	Three Months Ended				Last Twelve Months
	October 1, 2021	December 31, 2021	April 1, 2022	July 1, 2022	July 1, 2022
Net cash provided by (used in) operating activities	$28,846	$34,575	$(1,017)	$(25,937)	$36,467
Expenditures for property, plant & equipment	(3,262)	(6,166)	(6,877)	(3,643)	(19,948)
Free cash flow	$25,584	$28,409	$(7,894)	$(29,580)	$16,519

FORWARD-LOOKING STATEMENTS

This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others: (i) changes in domestic and foreign economic and competitive conditions in markets served by the Company, particularly the defense, commercial aviation and industrial production markets; (ii) changes in government and customer priorities and requirements (including cost-cutting initiatives, government and customer shut-downs, the potential deferral of awards, terminations or reductions of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional actions or automatic sequestration); (iii) the global economic impact of the COVID-19 pandemic; (iv) changes in geopolitical conditions in countries where the Company does or intends to do business; (v) the successful conclusion of competitions for government programs (including new, follow-on and successor programs) and thereafter successful contract negotiations with government authorities (both foreign and domestic) for the terms and conditions of the programs; (vi) the timely receipt of any necessary export approvals and/or other licenses or authorizations from the USG; (vii) timely satisfaction or fulfillment of material contractual conditions precedents in customer purchase orders, contracts, or similar arrangements; (viii) the existence of standard government contract provisions permitting renegotiation of terms and termination for the convenience of the government; (ix) the successful resolution of government inquiries or investigations relating to our businesses and programs; (x) risks and uncertainties associated with the successful implementation and ramp up of significant new programs, including the ability to manufacture the products to the detailed specifications required and recover start-up costs and other investments in the programs; (xi) potential difficulties associated with variable acceptance test results, given sensitive production materials and extreme test parameters; (xii) the receipt and successful execution of production orders under the Company's existing USG JPF contract, including the exercise of all contract options and receipt of orders from allied militaries, but excluding any next generation programmable fuze programs, as all have been assumed in connection with goodwill impairment evaluations; (xiii) the continued support of the existing K-MAX® helicopter fleet, including sale of existing K-MAX® spare parts inventory and the receipt of orders for new aircraft sufficient to recover our investments in the K-MAX® production line; (xiv) the accuracy of current cost estimates associated with environmental remediation activities; (xv) the profitable integration of acquired businesses into the Company's operations; (xvi) the ability to recover from cyber-based or other security attacks, information technology failures or other disruptions; (xvii) changes in supplier sales or vendor incentive policies; (xviii) the ability of our suppliers to satisfy their performance obligations, including any supply chain disruptions; (xix) the effects of price increases or decreases; (xx) the effects of pension regulations, pension plan assumptions, pension plan asset performance, future contributions and the pension freeze, including the ultimate determination of the USG's share of any pension curtailment adjustment calculated in accordance with CAS 413; (xxi) future levels of indebtedness and capital expenditures; (xxii) the continued availability of raw materials and other commodities in adequate supplies and the effect of increased costs for such items; (xxiii) the effects of currency exchange rates and foreign competition on future operations; (xxiv) changes in laws and regulations, taxes, interest rates, inflation rates and general business conditions; (xxv) future repurchases and/or issuances of common stock;(xxvi) the occurrence of unanticipated restructuring costs or the failure to realize anticipated savings or benefits from past or future expense reduction actions; (xxvii) the ability to recruit and retain skilled employees; and (xxviii) other risks and uncertainties set forth herein and in our 2021 Form 10-K and our second quarter 2022 Form 10-Q filed August 4, 2022.

Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

Contact:
Kary Bare
Investor Relations
(860) 243-7485
kary.bare@kaman.com

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Thousands of U.S. dollars, except share data) (unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2022	July 2, 2021	July 1, 2022	July 2, 2021
Net sales	$160,766	$182,394	$318,814	$354,010
Cost of sales	108,659	120,448	216,120	239,159
Gross profit	52,107	61,946	102,694	114,851
Selling, general and administrative expenses	39,250	38,719	78,971	76,847
Research and development costs	5,215	3,238	10,328	7,464
Intangible asset amortization expense	2,439	2,637	4,906	5,274
Costs from transition services agreement	—	999	—	1,704
Restructuring and severance costs	2,927	1,516	3,096	2,868
Loss on sale of business	—	—	—	234
Net loss on sale of assets	(4)	5	56	15
Operating income	2,280	14,832	5,337	20,445
Interest expense, net	1,993	4,335	4,474	8,586
Non-service pension and post retirement benefit income	(5,024)	(6,577)	(10,287)	(13,220)
Income from transition services agreement	—	(442)	—	(917)
Other income, net	690	158	1,194	447
Net earnings before income taxes	4,621	17,358	9,956	25,549
Income tax expense	557	5,502	1,864	5,709
Net earnings	$4,064	$11,856	$8,092	$19,840

Earnings per share:
Basic earnings per share	$0.15	$0.43	$0.29	$0.71
Diluted earnings per share	$0.14	$0.42	$0.29	$0.71
Average shares outstanding:
Basic	28,005	27,867	27,977	27,841
Diluted	28,059	27,913	28,071	27,890

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Thousands of U.S. dollars, except share data) (unaudited)

	July 1, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$80,244	$140,800
Accounts receivable, net	77,692	73,524
Contract assets	109,290	112,354
Contract costs, current portion	909	850
Inventories	214,688	193,100
Income tax refunds receivable	16,194	13,832
Assets held for sale, current portion	363	—
Other current assets	15,754	12,083
Total current assets	515,134	546,543
Property, plant and equipment, net of accumulated depreciation of $256,689 and $251,888, respectively	192,769	197,822
Operating right-of-use assets, net	8,618	11,011
Goodwill	233,135	240,681
Other intangible assets, net	131,403	138,074
Deferred income taxes	15,335	15,717
Contract costs, noncurrent portion	9,865	10,249
Assets held for sale, noncurrent portion	901	—
Investment in Near Earth Autonomy	10,000	—
Other assets	40,937	38,385
Total assets	$1,158,097	$1,198,482
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable – trade	$32,192	$42,134
Accrued salaries and wages	29,306	38,892
Contract liabilities, current portion	2,893	2,945
Operating lease liabilities, current portion	3,896	4,502
Income taxes payable	239	386
Liabilities held for sale, current portion	340	—
Other current liabilities	36,275	32,076
Total current liabilities	105,141	120,935
Long-term debt, excluding current portion, net of debt issuance costs	197,542	189,421
Deferred income taxes	6,354	6,506
Underfunded pension	10,978	21,786
Contract liabilities, noncurrent portion	16,528	16,528
Operating lease liabilities, noncurrent portion	5,398	7,140
Liabilities held for sale, noncurrent portion	230	—
Other long-term liabilities	36,984	39,837
Commitments and contingencies
Shareholders' equity:
Preferred stock, $1 par value, 200,000 shares authorized; none outstanding	—	—
Common stock, $1 par value, 50,000,000 shares authorized; voting; 30,584,400 and 30,434,269 shares issued, respectively	30,584	30,434
Additional paid-in capital	241,597	248,153
Retained earnings	753,985	750,445
Accumulated other comprehensive income (loss)	(125,202)	(111,385)
Less 2,598,056 and 2,573,896 shares of common stock, respectively, held in treasury, at cost	(122,022)	(121,318)
Total shareholders’ equity	778,942	796,329
Total liabilities and shareholders’ equity	$1,158,097	$1,198,482

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Thousands of U.S. dollars) (unaudited)

	Six Months Ended
	July 1, 2022	July 2, 2021
Cash flows from operating activities:
Net earnings	$8,092	$19,840
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	17,654	18,391
Amortization of debt issuance costs	1,024	882
Accretion of convertible notes discount	—	1,484
Provision for doubtful accounts	263	290
Loss on sale of business	—	234
Net loss on sale of assets	56	15
Net loss on derivative instruments	1,646	566
Stock compensation expense	4,811	4,225
Non-cash consideration received for blade exchange	(827)	—
Deferred income taxes	2,050	2,957
Changes in assets and liabilities, excluding effects of acquisitions/divestitures:
Accounts receivable	(5,430)	53,232
Contract assets	2,936	(4,637)
Contract costs	324	(349)
Inventories	(24,411)	(12,205)
Income tax refunds receivable	(2,365)	1,485
Operating right of use assets	1,748	781
Other assets	(2,817)	1,319
Accounts payable - trade	(9,701)	(24,068)
Contract liabilities	(38)	(18,588)
Operating lease liabilities	(1,703)	(919)
Acquired retention plan payments	—	(25,108)
Other current liabilities	(8,635)	(9,470)
Income taxes payable	(160)	1,532
Pension liabilities	(8,873)	(22,837)
Other long-term liabilities	(2,598)	(3,775)
Net cash used in operating activities	(26,954)	(14,723)
Cash flows from investing activities:
Proceeds from sale of business, net of cash on hand	—	(3,428)
Expenditures for property, plant & equipment	(10,520)	(8,102)
Investment in Near Earth Autonomy	(10,000)	—
Other, net	1,341	(671)
Net cash used in investing activities	(19,179)	(12,201)
Cash flows from financing activities:
Purchase of treasury shares	(698)	(390)
Dividends paid	(11,163)	(11,106)
Debt issuance costs	(4,236)	—
Other, net	2,319	876
Net cash used in financing activities	(13,778)	(10,620)
Net decrease in cash and cash equivalents	(59,911)	(37,544)
Effect of exchange rate changes on cash and cash equivalents	(645)	(183)
Cash and cash equivalents and restricted cash at beginning of period	140,800	136,089
Cash and cash equivalents and restricted cash at end of period	$80,244	$98,362